SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2003

Crown Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Pennsylvania	Initial Filing	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way

Philadelphia, Pennsylvania 19154

(215) 698-5100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Crown Cork & Seal Company, Inc.

(Former name or former address, if changed since last report)

Item 5. Other Events.

On February 26, 2003, Crown Cork & Seal Company, Inc., a Pennsylvania corporation (“Crown Cork”) issued a press release announcing that it has completed its previously announced comprehensive refinancing plan and formed Crown Holdings, Inc., a Pennsylvania corporation (the “Registrant”) as a new public holding company. The $3.2 billion refinancing consists of the sale of $1.085 billion of 9 1/2% second priority senior secured notes due 2011, € 285 million of 10 1/4% second priority senior secured notes due 2011 and $725 million of 10 7/8% third priority senior secured notes due 2013; and a new $550 million first priority revolving credit facility due in 2006 and a $500 million first priority term loan due in 2008 consisting of $450 million and €50 million. The proceeds from the refinancing plan are being used to refinance the Registrant’s prior revolving credit facility and certain of the Crown Cork’s existing unsecured senior notes as well as to pay fees and expenses associated with the refinancing. The press release is filed as Exhibit 99.1 to this Form 8-K.

The new secured notes are senior obligations of Crown European Holdings SA (“Crown European Holdings”), an indirect wholly-owned subsidiary of the Registrant and Crown Cork and are guaranteed on a senior basis by Crown Cork and the Registrant, each of Crown Cork’s U.S. subsidiaries that guarantees the obligations under the new credit facilities and, subject to applicable law, each of Crown European Holdings’ subsidiaries that guarantees the obligations under the new credit facilities. The second priority secured notes are secured by second priority liens and the third priority secured notes are secured by third priority liens on the assets of the Registrant and its subsidiaries that from time to time secure their obligations under Crown Cork’s new credit facilities, subject to certain exceptions.

Crown European Holdings may redeem all or some of the second priority secured notes at any time prior to March 2007 and the third priority secured notes at any time prior to March 2008, in each case, by paying a make-whole premium. Thereafter, Crown European Holdings may redeem some or all of the new secured notes at redemption prices initially representing a premium to principal amount equal to one-half of the interest rate then borne by the applicable new secured notes, declining annually thereafter. Any time prior to March 2006, Crown European Holdings may redeem up to 35% of each of the second priority secured notes and the third priority secured notes with the net cash proceeds of certain equity offerings of capital stock of the Registrant that are contributed as capital or that are used to subscribe for shares of qualified capital stock of Crown European Holdings. In addition, Crown European Holdings is permitted to redeem all, but not less than all, of each of the second priority secured notes and the third priority secured notes in the event of certain changes in withholding tax laws.

Crown European Holdings is also required to make an offer to purchase new secured notes from the holders thereof upon the occurrence of certain change of control transactions affecting the Registrant and from the net proceeds of certain asset sales.

The indentures governing the new secured notes contain covenants that will limit, among other things, the ability of the Registrant and the ability of its subsidiaries to (i) incur additional debt, (ii) pay dividends or make other distributions, repurchase capital stock, repurchase subordinated debt and make certain investments, (iii) create liens and engage in sale and leaseback transactions,

(iv) create restrictions on the payment of dividends and other amounts from restricted subsidiaries, (v) sell assets or merge or consolidate with or into other companies and (vi) engage in transactions with affiliates.

Crown European Holdings and the guarantors of the new secured notes entered into registration rights agreements pursuant to which they agreed to file a registration statement relating to a registered exchange for the new secured notes and to file a shelf registration statement relating to the new secured notes in certain circumstances. If Crown European Holdings and the guarantors do not comply with their obligations under the registration rights agreements, they may be obligated to pay additional interest on the new secured notes until such default is cured.

In addition, Crown Cork has reorganized into a holding company structure in accordance with Section 1924(b)(4) of the Pennsylvania Business Corporation Law.

The holding company organizational structure was effected after the close of business on February 25, 2003 pursuant to an Agreement and Plan of Merger dated as of February 24, 2003 (the “Merger Agreement”), by and among the Registrant, Crown Cork and Crown Merger Sub, Inc., a Pennsylvania corporation and a wholly-owned subsidiary of Crown Holdings (“Merger Sub”). The Merger Agreement provided for the merger (the “Merger”) of Merger Sub with and into Crown Cork, with Crown Cork as the surviving corporation. Pursuant to Section 1924(b)(4) of the Pennsylvania Business Corporation Law shareholder approval was not required for the Merger. As a result of the Merger, Crown Cork is now a wholly-owned subsidiary of the Registrant. The Merger Agreement is being filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

By virtue of the Merger, each share of Crown Cork’s outstanding common stock was converted, on a share for share basis, into a share of common stock of the Registrant. As a result, each shareholder of Crown Cork became the owner of an identical number of shares of common stock of the Registrant. Additionally, each outstanding option to purchase shares of Crown Cork’s common stock was automatically converted into an option to purchase, upon the same terms and conditions, an identical number of shares of the Registrant’s common stock.

The conversion of shares of capital stock in the Merger occurred without an exchange of certificates. Accordingly, certificates formerly representing shares of outstanding capital stock of Crown Cork are deemed to represent the same number of shares of capital stock in the Registrant. Crown Cork’s common stock will continue to be listed under the Registrant’s name on the New York Stock Exchange under the symbol “CCK”.

Pursuant to Section 1924(b)(4) of the Pennsylvania Business Corporation Law, the provisions of the articles of incorporation and bylaws of the Registrant are consistent with those of Crown Cork prior to the Merger. The authorized capital stock of the Registrant, the designations, rights, powers and preferences of such capital stock and the qualifications, limitations and restrictions thereof are also consistent with those of Crown Cork’s capital stock immediately prior to the Merger. The directors and executive officers of Registrant are the same individuals who were directors and executive officers, respectively, of Crown Cork immediately prior to the Merger. The holding company reorganization is tax free to shareholders. The articles of incorporation and bylaws of the Registrant are filed herewith as Exhibits 3.1 and 3.2 to this Form 8-K and are incorporated herein by reference.

In connection with the Merger, Crown Cork terminated the rights to purchase shares of its common stock that were issued to holders of Crown Cork’s common stock pursuant to the Amended and Restated Rights Agreement, dated as of May 25, 2000, by and between Crown Cork and Equiserve Trust Company, N.A., successor to First Chicago Trust Company of New York, as Rights Agent (the “Old Rights Agreement”). The Registrant has entered into a new Rights Agreement, dated as February 21, 2003, between the Registrant and Equiserve Trust Bank, N.A., as Rights Agent (the “Rights Agreement”). The Rights Agreement is consistent with the Old Rights Agreement. As a result of the Merger, rights to purchase shares of Crown Cork’s common stock pursuant to the Old Rights Agreement were exchanged for rights to purchase shares of the Registrant’s common stock pursuant to the Rights Agreement (the “Rights”). Until the occurrence of certain events specified in the Rights Agreement, the Rights will be represented by the outstanding shares of the Registrant’s common stock in respect of which the rights are issued, are not transferable separately from the associated shares of the Registrant’s common stock and are automatically transferred upon transfer of the associated common stock. A complete description of the Rights is contained in the Rights Agreement, which is being filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.

The Registrant is also guaranteeing certain existing unsecured notes of Crown Cork and certain of its subsidiaries. Such unsecured notes are described under the caption “Description of Certain Indebtedness — Outstanding Unsecured Notes” in Exhibit 99.1 to Crown Cork’s Current Report on Form 8-K filed on February 25, 2003, which description is incorporated herein by reference. In connection with such guarantees, the Registrant, Crown Cork and certain of their subsidiaries are entering into supplemental indentures providing for the guarantee by the Registrant of the securities to be issued thereunder. Such supplemental indentures are filed as Exhibits 4.3, 4.4 and 4.5 to this Form 8-K and are incorporated by reference.

Upon consummation of the Merger, the Registrant’s common stock was deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder. For purposes of Rule 12g-3(a), the Registrant is the successor issuer to Crown Cork.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

2.1

Agreement and Plan of Merger, dated as of February 24, 2003, by and among Crown Holdings, Inc., Crown Cork & Seal Company, Inc. and Crown Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of Form 8-K dated February 26, 2003, of Crown Cork & Seal Company, Inc., the predecessor company).

3.1	Articles of Incorporation of Crown Holdings, Inc.

3.2	By-Laws of Crown Holdings, Inc.

4.1	Rights Agreement, dated as of February 21, 2003, by and between Crown Holdings, Inc. and Equiserve Trust Company, N.A. as Rights Agent.

4.2

Amendment to the Amended and Restated Rights Agreement, dated as of February 24, 2003, by and between Crown Cork & Seal Company, Inc. and Equiserve Trust Company, N.A. as Rights Agent (incorporated by reference to Exhibit 4.1 of Form 8-K dated February 26, 2003, of Crown Cork & Seal Company, Inc., the predecessor company).

4.3

Supplemental Indenture to Indenture dated April 1, 1993, dated as of February 25, 2003, between Crown Cork & Seal Company, Inc., as Issuer, Crown Holdings, Inc., as Guarantor and Bank One Trust Company, N.A., as Trustee.

4.4

Supplemental Indenture to Indenture dated January 15, 1995, dated as of February 25, 2003, between Crown Cork & Seal Company, Inc., as Issuer, Crown Holdings, Inc., as Guarantor and Bank One Trust Company, N.A., as Trustee.

4.5

Supplemental Indenture to Indenture dated December 17, 1996, dated as of February 25, 2003, between Crown Cork & Seal Company, Inc., as Issuer and Guarantor, Crown Cork & Seal Finance PLC, as Issuer, Crown Cork & Seal Finance S.A., as Issuer, Crown Holdings, Inc., as Additional Guarantor and Bank One Trust Company, N.A., as Trustee.

99.1	Press Release issued February 26, 2003.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN HOLDINGS, INC.

By:	/s/ Thomas A. Kelly
Thomas A. Kelly Vice President and Controller

EXHIBIT INDEX

2.1

Agreement and Plan of Merger, dated as of February 24, 2003, by and among Crown Holdings, Inc., Crown Cork & Seal Company, Inc. and Crown Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of Form 8-K dated February 26, 2003, of Crown Cork & Seal Company, Inc., the predecessor company).

3.1	Articles of Incorporation of Crown Holdings, Inc.

3.2	Bylaws of Crown Holdings, Inc.

4.1	Rights Agreement, dated as of February 21, 2003, by and between Crown Holdings, Inc. and Equiserve Trust Company, N.A. as Rights Agent.

4.2

Amendment to the Amended and Restated Rights Agreement, dated as of February 24, 2003, by and between Crown Cork & Seal Company, Inc. and Equiserve Trust Company, N.A. as Rights Agent (incorporated by reference to Exhibit 4.1 of Form 8-K dated February 26, 2003, of Crown Cork & Seal Company, Inc., the predecessor company).

4.3

Supplemental Indenture to Indenture dated April 1, 1993, dated as of February 25, 2003, between Crown Cork & Seal Company, Inc., as Issuer, Crown Holdings, Inc., as Guarantor and Bank One Trust Company, N.A., as Trustee.

4.4

Supplemental Indenture to Indenture dated January 15, 1995, dated as of February 25, 2003, between Crown Cork & Seal Company, Inc., as Issuer, Crown Holdings, Inc., as Guarantor and Bank One Trust Company, N.A., as Trustee.

4.5

Supplemental Indenture to Indenture dated December 17, 1996, dated as of February 25, 2003, between Crown Cork & Seal Company, Inc., as Issuer and Guarantor, Crown Cork & Seal Finance PLC, as Issuer, Crown Cork & Seal Finance S.A., as Issuer, Crown Holdings, Inc., as Additional Guarantor and Bank One Trust Company, N.A., as Trustee.

99.1	Press Release issued February 26, 2003.